UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2015

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On March 31, 2015, the Federal Home Loan Bank of Topeka (FHLBank) provided a Notice of Termination of FHLBank Occupancy (Notice) to Security Benefit Life Insurance Company (SBL) stating that FHLBank plans to terminate its occupancy of the space currently occupied by FHLBank as its headquarters. The Notice was provided pursuant to Paragraph 6.1 of the Office Complex Lease Agreement, attached as Exhibit 10.4 to FHLBank’s Form 10 Registration Statement, and the Office Complex Lease Third Amendment, attached as Exhibit 10.2.3 to FHLBank’s 2013 Annual Report on Form 10-K, filed March 14, 2014, which gives either party to the lease the authority to terminate FHLBank’s occupancy and initiate the sale of all of FHLBank’s rights, title and interest in its space upon three years’ prior written notice to the other party. The Notice reflects FHLBank’s intent to terminate its occupancy and initiate the sale of its space to SBL on March 31, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

April 2, 2015	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel